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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Aradigm Corporation 1996 Equity Incentive Plan and Employee Stock Purchase Plan, of our report dated February 15, 2002, with respect to the financial statements of Aradigm Corporation included in its Annual Report (Form 10-K), for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP

Palo Alto, California
March 25, 2002



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